NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (this **"Agreement"**) is effective as of December 31, 2025, by and between **MedScience Research Group, Inc.**, a Florida corporation (**"Seller"**), and **QHSLab, Inc.**, a Nevada corporation (**"Purchaser"**).

RECITALS

WHEREAS, Purchaser previously issued to Seller a Promissory Note dated June 23, 2021, in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the **"Original Note"**);

WHEREAS, the parties acknowledge and agree that as of December 31, 2025, the outstanding principal balance and accrued interest due and owing under the Original Note is Four Hundred Seventy Thousand Five Hundred Twenty-Nine Dollars and Seventy-Two Cents ($470,529.72) (the **"Outstanding Balance"**); and

WHEREAS, Seller desires to accept equity securities of Purchaser in full satisfaction of the Outstanding Balance, and Purchaser desires to issue such securities to settle the debt.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

ARTICLE I: REPURCHASE AND CONSIDERATION

1.1 Repurchase of Note. Seller hereby sells, assigns, transfers, and delivers to Purchaser all of Seller's right, title, and interest in and to the Original Note. Upon the Closing, the Original Note shall be cancelled and extinguished.

1.2 Purchase Price; Distribution in Kind. In full consideration for the Transfer, Purchaser shall issue an aggregate of 1,568,432 shares of Purchaser's common stock (the "Shares"). The Shares shall be issued directly to the Seller's shareholders (or their designees) as a distribution in kind. The specific names, addresses, and share amounts for such issuance shall be set forth in a separate Irrevocable Transfer Agent Instruction Letter to be delivered by Seller to Purchaser at Closing.

ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 Authority. Each party has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

2.2 Ownership. Seller represents that it is the sole legal and beneficial owner of the Original Note, free and clear of any liens, pledges, or encumbrances.

2.3 Private Placement. Seller has been advised that the issuance of the Shares to Seller's designees is intended to be a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. Seller represents on behalf of itself and its designees that the Shares are being acquired for the account of Seller and the designees for investment and not with a view to or in connection with any public distribution thereof within the meaning of any applicable federal or state securities laws, and the undersigned will not effect any sale, transfer or disposition of the Shares in violation of any such laws.

The certificate(s) representing the Shares will affixed thereon the following legend and corresponding stop transfer instructions will be maintained in the records of the transfer agent of the Company:

> The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. These shares have been acquired for investment and not with a view to their distribution of resale, and may not be sold, pledged or otherwise transferred without an effective registration statement for such shares under the Act and applicable state securities laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not required.

2.4 Valid Issuance. Purchaser represents that the Shares, when issued, will be duly authorized, validly issued, fully paid, and non-assessable.

ARTICLE III: MISCELLANEOUS

3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties.

3.2 Governing Law. This Agreement shall be governed by the laws of the State of Florida.

3.3 Counterparts. This Agreement may be executed in counterparts, including by PDF signature.

IN WITNESS WHEREOF, the Purchaser and Seller have caused this Agreement to be duly executed by a duly authorized officer as of the date first above indicated.

PURCHASER:

QHSLAB, INC.

By: ____________________________
Name: Troy Grogan
Title: Chief Executive Officer

SELLER:

MEDSCIENCE RESEARCH GROUP, INC.

By: ____________________________
Name: Justin Smollar
Title: President